Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	612	72,485		34,739	26,034	11,172	540
Seniors Housing Triple-net	14	340	27,659		4,878	16,252	6,225	304
Outpatient Medical	15	383	22,890,460	(1)	n/a	n/a	n/a	n/a
Health System	31	215	25,943		201	663	3,089	21,990
Long-Term/Post-Acute Care	19	137	16,081		40	873	—	15,168
Total	17	1,687

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	2Q19 NOI	2Q20 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	497	$215,479	$162,605	(24.5)%	572	$669,332	36.2%
Seniors Housing Triple-net(4)	302	92,078	93,411	1.4%	324	401,644	21.7%
Outpatient Medical	246	77,236	78,649	1.8%	361	455,304	24.6%
Health System	215	35,315	35,800	1.4%	215	143,200	7.7%
Long-Term/Post-Acute Care(4)	124	42,272	43,146	2.1%	135	179,800	9.8%
Total	1,384	$462,380	$413,611	(10.5)%	1,607	$1,849,280	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	82.9%	n/a	n/a	97.4%	0.8%	0.3%	1.5%
Seniors Housing Triple-net	85.6%	1.04	1.20	92.5%	3.4%	0.5%	3.6%
Outpatient Medical	94.1%	n/a	n/a	99.5%	—	—	0.5%
Health System(8)	83.8%	2.13	2.75	36.9%	42.2%	20.9%	—
Long-Term/Post-Acute Care	84.0%	1.13	1.43	28.3%	41.7%	30.0%	—
Total		1.29	1.59	92.3%	4.1%	2.2%	1.4%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 22 and 23 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of June 30, 2020 for Seniors Housing Operating and Outpatient Medical and March 31, 2020 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) EBITDAR and EBITDARM coverage as reported by ProMedica inclusive of the three properties disposed of during the quarter ended March 31, 2020.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	127	$153,083	$—	$—	$—	$—	$153,083	8.3%
Sunrise Senior Living United Kingdom	45	31,663	—	—	—	—	31,663	1.7%
ProMedica	215	—	—	—	143,200	—	143,200	7.7%
Genesis Healthcare	79	—	1,481	—	—	86,436	87,917	4.8%
Revera	94	73,163	—	—	—	—	73,163	4.0%
Avery Healthcare	54	5,763	59,829	—	—	—	65,592	3.5%
Sagora Senior Living	31	36,620	25,814	—	—	—	62,434	3.4%
Belmont Village	21	62,234	—	—	—	—	62,234	3.4%
Brookdale Senior Living(2)	87	2,395	59,384	—	—	—	61,779	3.3%
Senior Resource Group	24	49,406	—	—	—	—	49,406	2.7%
Legend Senior Living	33	—	45,857	—	—	1,066	46,923	2.5%
Remaining	797	255,005	209,279	455,304	—	92,298	1,011,886	54.7%
Total	1,607	$669,332	$401,644	$455,304	$143,200	$179,800	$1,849,280	100.0%

By Country:
United States	1,341	$509,847	$315,128	$435,229	$143,200	$173,508	$1,576,912	85.2%
United Kingdom	117	38,304	83,300	20,075	—	—	141,679	7.7%
Canada	149	121,181	3,216	—	—	6,292	130,689	7.1%
Total	1,607	$669,332	$401,644	$455,304	$143,200	$179,800	$1,849,280	100.0%

By MSA:
Los Angeles	68	$68,590	$18,144	$35,245	$422	$—	$122,401	6.6%
New York	79	42,452	25,427	28,850	3,512	12,096	112,337	6.1%
Greater London	51	29,682	34,974	20,075	—	—	84,731	4.6%
Dallas	56	27,600	19,024	33,021	740	3,927	84,312	4.6%
Philadelphia	51	9,549	1,125	24,043	12,134	23,515	70,366	3.8%
Houston	32	12,190	4,469	31,902	—	—	48,561	2.6%
Washington D.C.	38	28,585	822	6,428	9,733	2,653	48,221	2.6%
San Francisco	20	28,256	9,830	—	4,268	—	42,354	2.3%
Seattle	31	20,376	3,063	15,080	1,586	—	40,105	2.2%
San Diego	19	21,777	6,251	6,754	—	2,697	37,479	2.0%
Minneapolis	20	1,098	14,815	15,516	—	—	31,429	1.7%
Chicago	40	9,351	7,126	5,077	9,538	—	31,092	1.7%
Toronto	25	30,434	—	—	—	—	30,434	1.6%
Miami	34	1,827	—	21,224	5,078	—	28,129	1.5%
Montréal	20	27,281	—	—	—	—	27,281	1.5%
Raleigh	12	6,514	17,142	899	—	—	24,555	1.3%
Charlotte	22	—	8,755	14,258	—	—	23,013	1.2%
Pittsburgh	23	6,407	6,377	3,345	5,889	—	22,018	1.2%
Denver	11	8,115	4,641	1,855	2,002	5,079	21,692	1.2%
Atlanta	23	2,212	—	17,193	1,759	—	21,164	1.1%
Remaining	932	287,036	219,659	174,539	86,539	129,833	897,606	48.6%
Total	1,607	$669,332	$401,644	$455,304	$143,200	$179,800	$1,849,280	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 22 for reconciliation.
(2) Includes 3 Seniors Housing Operating properties to be transitioned to other operators as previously announced.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance(1)	2Q19	3Q19	4Q19	1Q20	2Q20
Properties	619	566	578	586	578
Units	74,145	68,918	70,144	71,710	69,434
Total occupancy	85.7%	86.0%	86.1%	85.3%	81.4%
Total revenues	$880,320	$805,251	$804,403	$821,990	$752,586
Operating expenses	607,836	554,782	564,895	582,533	573,042
NOI	$272,484	$250,469	$239,508	$239,457	$179,544
NOI margin	31.0%	31.1%	29.8%	29.1%	23.9%
Recurring cap-ex	$20,275	$27,306	$38,756	$15,414	$11,042
Other cap-ex	$30,320	$40,117	$55,536	$36,751	$26,445

Same Store Performance(2)	2Q19	3Q19	4Q19	1Q20	2Q20
Properties	497	497	497	497	497
Occupancy	86.4%	86.9%	87.3%	86.8%	82.7%
Same store revenues	$683,150	$693,632	$696,636	$701,533	$651,467
Compensation	289,182	295,002	296,126	298,221	292,246
Utilities	23,323	26,373	26,574	27,798	23,812
Food	24,945	26,145	26,356	26,036	24,392
Repairs and maintenance	16,606	17,402	17,488	16,245	12,745
Property taxes	22,918	22,232	22,871	24,314	24,234
All other	90,697	87,884	92,999	96,700	111,433
Same store operating expenses	467,671	475,038	482,414	489,314	488,862
Same store NOI	$215,479	$218,594	$214,222	$212,219	$162,605
Year over year growth rate					(24.5)%

Partners	Properties(3)	Units(3)	Welltower Ownership %(4)	Core Markets	2Q20 NOI	% of Total
Sunrise Senior Living	172	14,629	99.5%	Southern California	$25,852	14.4%
Revera	94	11,823	75.0%	Northern California	17,081	9.5%
Belmont Village	21	2,952	95.0%	New York / New Jersey	10,661	5.9%
Senior Resource Group	24	4,656	65.7%	Washington D.C.	9,052	5.0%
Brandywine Living	27	2,588	99.5%	Toronto	7,574	4.2%
Sagora Senior Living	14	2,697	100.0%	Greater London	7,425	4.1%
Chartwell Retirement Residences	40	8,071	51.0%	Montréal	6,910	3.8%
Pegasus Senior Living	35	3,812	98.0%	Seattle	5,049	2.8%
Cogir	18	3,268	88.8%	Boston	4,163	2.3%
Clover Management	32	3,892	89.8%	Ottawa	2,684	1.5%
Merrill Gardens	11	1,508	80.0%	Vancouver	1,694	0.9%
Oakmont Senior Living	8	623	100.0%	Manchester, UK	958	0.5%
Frontier Management	28	1,579	96.0%	Birmingham, UK	799	0.4%
Balfour Senior Living	6	637	95.0%	Core Markets	99,902	55.3%
Remaining	42	6,193		All Other	79,642	44.7%
Total	572	68,928		Total	$179,544	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 22 and 23 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 22 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.5% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,676	$68,590	13.5%	6 / 753	5 / 413	$10,169	2.6%	12.4%	6,868	$98,785	$1,016,142	1.6%		(13.8)%
New York	31 / 2,668	42,452	8.3%	3 / 349	4 / 339	2,588	0.4%	5.8%	4,037	114,116	542,462	3.4%		(18.1)%
Washington D.C.	12 / 1,358	28,585	5.6%	4 / 457	4 / 342	3,517	3.7%	13.9%	5,554	133,093	697,607	6.3%		(8.5)%
San Francisco	13 / 1,623	28,256	5.5%	—	—	—	4.0%	13.0%	9,068	129,691	1,142,457	(0.3)%		(14.1)%
Dallas	15 / 2,278	27,600	5.4%	1 / 83	1 / 52	191	7.5%	30.4%	3,376	84,364	318,012	2.6%		(6.0)%
San Diego	9 / 1,150	21,777	4.3%	—	—	—	3.3%	17.0%	5,020	109,274	893,482	(0.1)%		(13.0)%
Seattle	17 / 1,987	20,376	4.0%	3 / 307	5 / 680	3,299	6.3%	21.7%	5,195	99,519	628,391	1.0%		(11.8)%
San Jose	6 / 735	15,404	3.0%	—	—	—	4.3%	14.1%	6,386	132,387	1,361,403	(1.1)%		(11.0)%
Boston	11 / 751	13,203	2.6%	—	—	—	3.3%	8.4%	2,613	142,292	818,482	2.4%		(16.2)%
Houston	9 / 879	12,190	2.4%	2 / 414	3 / 448	2,459	7.3%	27.4%	3,637	84,930	391,890	6.0%		(7.2)%
San Antonio	4 / 1,075	11,556	2.3%	1 / 112	1 / 162	1,149	8.8%	30.5%	2,370	74,756	262,347	1.0%		(6.4)%
Sacramento	7 / 598	10,751	2.1%	2 / 509	2 / 172	3,252	4.1%	14.4%	3,697	90,432	517,012	8.9%		(11.5)%
Philadelphia	11 / 885	9,549	1.9%	1 / 250	1 / 76	397	0.9%	5.0%	2,143	110,111	385,225	1.9%		(13.9)%
Chicago	16 / 1,724	9,351	1.8%	2 / 188	3 / 257	1,335	-0.1%	10.3%	3,416	84,162	317,837	1.2		(12.1)%
Boulder, CO	6 / 518	8,688	1.7%	—	—	—	6.0%	31.4%	2,029	104,635	673,633	N/A		(6.2)%
Buffalo	10 / 1,254	8,136	1.6%	—	—	—	0.4%	3.5%	2,799	69,937	181,006	5.3%		(18.8)%
Denver	4 / 661	8,115	1.6%	4 / 594	1 / 163	1,523	7.0%	25.3%	5,056	80,541	556,077	2.5%		(8.8)%
Charlottesville, VA	1 / 302	7,258	1.4%	—	—	—	3.7%	10.6%	2,123	57,071	350,000	N/A		(8.1)%
Phoenix	7 / 767	7,002	1.4%	2 / 309	2 / 167	1,631	6.7%	13.6%	3,659	79,560	393,136	1.8		(5.1)%
Santa Rosa, CA	4 / 511	6,979	1.4%	—	—	—	2.1%	8.1%	2,060	87,287	757,926	N/A		(12.7)%
Raleigh	2 / 250	6,514	1.3%	1 / 152	1 / 74	1,793	6.5%	26.1%	3,148	91,484	310,640	2.8%		(12.5)%
Santa Maria, CA	2 / 605	6,479	1.3%	—	—	—	3.1%	6.8%	2,807	102,312	735,281	N/A		(15.1)%
Las Vegas	5 / 788	6,458	1.3%	—	—	—	5.9%	17.6%	5,889	58,066	271,653	(0.1)%		(21.3)%
Pittsburgh	4 / 434	6,407	1.3%	1 / 179	1 / 101	2,158	0.2%	6.6%	1,899	90,075	238,956	1.8		(14.6)%
Trenton, NJ	2 / 207	6,096	1.2%	1 / 120	1 / 112	2,847	2.2%	9.9%	819	136,998	495,351	N/A		(11.7)%
Total - Top 25	239 / 27,684	$397,772	78.0%	34 / 4,776	35 / 3,558	$38,308	3.4%	14.3%	4,478	$103,605	$687,065	2.1%		(12.3)%
All Other US SHO Markets	136 / 15,372	112,075	22.0%	14 / 1,744	13 / 1,486	7,974	3.5%	13.4%	2,373	78,610	342,490
Total US SHO	375 / 43,056	$509,847	100.0%	48 / 6,520	48 / 5,044	$46,282	3.5%	14.0%	3,725	$97,465	$602,418

% of Total IPNOI						2.5%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.3%	(10)	(11.7)%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q20. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from May 2019 - May 2020 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 5.0% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,676	$68,590	13.5%	8 / 1,004	13 / 1,422	$18,988	2.6%	13.0%	6,666	$92,019	$932,979	1.6%		(13.8)%
New York	31 / 2,668	42,452	8.3%	7 / 839	10 / 796	7,463	0.5%	5.7%	3,956	108,727	506,556	3.4%		(18.1)%
Washington D.C.	12 / 1,358	28,585	5.6%	7 / 1,010	10 / 1,139	5,953	4.1%	14.6%	5,489	126,706	681,126	6.3%		(8.5)%
San Francisco	13 / 1,623	28,256	5.5%	1 / 79	1 / 171	442	4.0%	13.2%	7,723	127,655	1,123,685	(0.3)%		(14.1)%
Dallas	15 / 2,278	27,600	5.4%	4 / 850	3 / 286	2,605	7.4%	29.2%	3,207	78,124	307,197	2.6%		(6.0)%
San Diego	9 / 1,150	21,777	4.3%	1 / 200	2 / 249	3,263	3.5%	15.8%	4,895	107,308	830,659	(0.1)%		(13.0)%
Seattle	17 / 1,987	20,376	4.0%	3 / 307	5 / 680	3,335	6.4%	22.8%	4,775	98,901	623,994	1.0%		(11.8)%
San Jose	6 / 735	15,404	3.0%	1 / 200	1 / 95	1,108	4.3%	14.0%	5,477	131,385	1,351,291	(1.1)%		(11.0)%
Boston	11 / 751	13,203	2.6%	3 / 362	3 / 261	2,355	3.3%	8.4%	2,551	125,746	712,118	2.4%		(16.2)%
Houston	9 / 879	12,190	2.4%	3 / 594	3 / 448	4,330	7.5%	30.5%	3,689	81,726	308,546	6.0%		(7.2)%
San Antonio	4 / 1,075	11,556	2.3%	1 / 112	1 / 162	1,149	8.6%	29.4%	2,254	70,244	246,001	1.0%		(6.4)%
Sacramento	7 / 598	10,751	2.1%	6 / 916	4 / 367	4,502	4.0%	15.0%	3,464	88,703	485,663	8.9%		(11.5)%
Philadelphia	11 / 885	9,549	1.9%	2 / 446	2 / 146	1,638	1.0%	5.4%	2,330	100,713	345,834	1.9%		(13.9)%
Chicago	16 / 1,724	9,351	1.8%	6 / 690	7 / 701	4,754	-0.2%	11.0%	3,283	89,596	328,805	1.2		(12.1)%
Boulder, CO	6 / 518	8,688	1.7%	—	—	—	6.4%	28.7%	1,406	110,687	662,146	N/A		(6.2)%
Buffalo	10 / 1,254	8,136	1.6%	—	—	—	0.2%	3.5%	2,522	66,636	172,721	5.3%		(18.8)%
Denver	4 / 661	8,115	1.6%	4 / 594	3 / 455	3,595	6.7%	25.0%	4,589	81,078	487,638	2.5%		(8.8)%
Charlottesville, VA	1 / 302	7,258	1.4%	—	—	—	4.9%	13.9%	1,500	73,864	354,630	N/A		(8.1)%
Phoenix	7 / 767	7,002	1.4%	5 / 675	3 / 286	2,151	7.1%	15.1%	3,463	77,668	362,754	1.8		(5.1)%
Santa Rosa, CA	4 / 511	6,979	1.4%	—	—	—	2.3%	9.2%	1,144	89,918	764,168	N/A		(12.7)%
Raleigh	2 / 250	6,514	1.3%	1 / 152	2 / 250	4,052	7.6%	32.7%	2,640	98,711	363,419	2.8%		(12.5)%
Santa Maria, CA	2 / 605	6,479	1.3%	—	—	—	3.8%	7.9%	1,667	93,577	772,480	N/A		(15.1)%
Las Vegas	5 / 788	6,458	1.3%	1 / 62	1 / 80	277	6.3%	19.7%	5,575	56,183	267,480	(0.1)%		(21.3)%
Pittsburgh	4 / 434	6,407	1.3%	2 / 306	2 / 174	3,638	0.6%	5.7%	1,730	84,775	224,178	1.8		(14.6)%
Trenton, NJ	2 / 207	6,096	1.2%	2 / 218	1 / 112	2,847	1.4%	9.8%	1,079	126,215	457,974	N/A		(11.7)%
Total - Top 25	239 / 27,684	$397,772	78.0%	68 / 9,616	77 / 8,280	$78,445	3.5%	14.6%	4,211	$99,815	$651,907	2.1%		(12.3)%
All Other US SHO Markets	136 / 15,372	112,075	22.0%	26 / 3,319	24 / 2,589	14,672	3.4%	13.6%	2,048	73,800	327,340
Total US SHO	375 / 43,056	$509,847	100.0%	94 / 12,935	101 / 10,869	$93,117	3.5%	14.3%	3,437	$93,424	$572,176

% of Total IPNOI						5.0%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.3%	(10)	(11.7)%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q20. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from May 2019 - May 2020 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)			Industry Benchmarks(2)
Property age	16			21
5 year total population growth	3.5%			3.3%
5 year 75+ population growth	14.0%			11.7%
Housing value		$602,418		$245,219
Household income		$97,465		$66,010
REVPOR		$6,229		$5,072
SS REVPOR growth	(0.5)%			1.9%
SSNOI per unit		$18,472		$18,307
SSNOI growth	(24.5)%			DNA

	UK Portfolio(1,3,4)			Industry Benchmarks(5)
Property age	12		21
Units per property	80		41
5 year total population growth	3.1%			2.7%
5 year 75+ population growth	16.9%			18.4%
Housing value		£408,687		£229,352
REVPOR		£6,756		£3,720
SS REVPOR growth	4.4%			3.3%
SSNOI per unit		£15,404		£9,544
SSNOI growth	(38.4)%			DNA

	Canadian Portfolio(1,3,4)			Industry Benchmarks(6)
5 year total population growth	5.6%			5.5%
5 year 75+ population growth	19.0%			22.2%
Housing value	C$	551,834	C$	456,053
Household income	C$	111,057	C$	102,231
REVPOR	C$	3,688	C$	2,469
SS REVPOR growth	0.7%			3.4%
SSNOI per unit	C$	13,771		DNA
SSNOI growth	(19.0)%			DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of June 30, 2020. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 24 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 2Q20 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2020-2025 Claritas projections; housing value and household income are the US median per Claritas 2020; NOI per unit per The State of Seniors Housing 2019 and represents 2018 results.
(3) REVPOR is based on total 2Q20 results. See page 24 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.30. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.32. See page 24 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2018-2023 Experian projections; housing value represents UK average per Experian 2019.
(6) Population growth reflects 2019-2024 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2019; REVPOR and REVPOR growth are calculated weighted averages from 2019 CMHC Seniors Housing reports from each province.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	2.1%	0.2%	2.3%	6	6	3.0%	0.2%	3.2%	6	9
0.85x - 0.95x	—%	0.1%	0.1%	8	1	1.7%	1.0%	2.7%	10	6
0.95x - 1.05x	2.3%	—%	2.3%	10	5	3.2%	—%	3.2%	11	2
1.05x - 1.15x	3.5%	0.5%	4.0%	11	4	7.1%	5.6%	12.7%	11	8
1.15x - 1.25x	0.6%	0.5%	1.1%	13	3	2.2%	0.4%	2.6%	8	3
1.25x - 1.35x	6.4%	1.1%	7.5%	8	5	3.1%	0.8%	3.9%	13	2
>1.35x	5.4%	6.5%	11.9%	13	8	—%	0.9%	0.9%	8	2
Total	20.3%	8.9%	29.2%	10	32	20.3%	8.9%	29.2%	10	32

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2020	$—	$23,368	$—	$—	$9,373	$32,741	2.5%
2021	3,543	45,363	—	8,968	20,621	78,495	6.0%
2022	625	53,499	—	5,783	20,108	80,015	6.1%
2023	—	53,370	—	840	2,688	56,898	4.3%
2024	11,262	60,297	—	—	1,141	72,700	5.6%
2025	52,066	31,878	—	—	201	84,145	6.4%
2026	87,223	33,054	—	16,800	3,805	140,882	10.8%
2027	31,249	25,797	—	1,066	216	58,328	4.5%
2028	6,918	23,864	—	19,913	170	50,865	3.9%
2029	30,479	22,176	—	—	207	52,862	4.0%
Thereafter	192,338	135,184	143,200	127,262	2,194	600,178	45.9%
	$415,703	$507,850	$143,200	$180,632	$60,724	$1,308,109	100.0%

Weighted Avg Maturity Years	10	6	13	11	2	9

Notes:
(1) Represents trailing twelve month coverage metrics as of March 31, 2020 for stable portfolio only. Agreements included represent 93% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance(1)	2Q19	3Q19	4Q19	1Q20	2Q20
Properties	340	348	378	388	373
Square feet	21,098,926	21,472,874	23,044,140	23,186,273	22,468,357
Occupancy	93.3%	93.6%	94.0%	94.3%	93.8%
Total revenues	$154,443	$175,000	$180,101	$193,959	$178,695
Operating expenses	47,894	57,272	55,915	58,533	50,855
NOI	$106,549	$117,728	$124,186	$135,426	$127,840
NOI margin	69.0%	67.3%	69.0%	69.8%	71.5%
Revenues per square foot	$30.45	$33.90	$32.49	$36.86	$35.96
NOI per square foot	$21.01	$22.80	$22.41	$25.74	$25.72
Recurring cap-ex	$8,528	$7,296	$7,794	$7,202	$6,537
Other cap-ex	$2,374	$5,989	$8,618	$5,893	$9,644

Same Store Performance(2)	2Q19	3Q19	4Q19	1Q20	2Q20
Properties	246	246	246	246	246
Occupancy	93.3%	93.7%	93.8%	94.0%	93.6%
Same store revenues	$111,875	$115,484	$115,341	$114,462	$112,586
Same store operating expenses	34,639	37,830	37,474	36,365	33,937
Same store NOI	$77,236	$77,654	$77,867	$78,097	$78,649
Year over year growth rate					1.8%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$23,899	4.7%	Health system affiliated properties as % of NOI(3)	93.2%
NMC Health	20,011	3.9%	Health system affiliated tenants as % of rental income(3)	65.8%
Virtua	16,471	3.2%	Retention (trailing twelve months)(3)	79.0%
CommonSpirit Health	15,993	3.1%	In-house managed properties as % of square feet(3,4)	81.0%
Novant Health	15,090	3.0%	Average remaining lease term (years)(3)	6.5
Remaining portfolio	416,386	82.1%	Average building size (square feet)(3)	59,622
Total	$507,850	100.0%	Average age (years)	15

Expirations(3)	2020	2021	2022	2023	2024	Thereafter
Occupied square feet	944,439	1,915,159	2,105,382	2,190,036	2,321,491	11,008,034
% of occupied square feet	4.6%	9.3%	10.3%	10.7%	11.3%	53.8%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 246 same store properties representing 15,615,741 square feet. See pages 22 and 23 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2016	2017	2018	2019	1Q20	2Q20	16-20 Total
Count	22	18	15	27	4	1	87
Total	$2,287,973	$742,020	$3,788,261	$4,073,554	$397,911	$6,201	$11,295,920
Low	10,618	7,310	4,950	7,550	28,420	6,201	4,950
Median	27,402	24,025	73,727	38,800	67,052	6,201	35,591
High	1,150,000	149,400	2,481,723	1,250,000	235,387	6,201	2,481,723

Investment Timing
	Acquisitions/Joint Ventures(2)	Yield	Loan Advances	Yield	Construction Conversions(3)	Yield	Dispositions	Yield
April	$—	—%	$—	—%	$32,766	8.6%	$73,851	6.3%
May	6,201	6.5%	1,454	10.1%	33,627	7.9%	662,950	5.8%
June	—	—%	1,023	10.1%	63,781	8.2%	212,189	5.0%
Total	$6,201	6.5%	$2,477	10.1%	$130,174	8.2%	$948,990	5.7%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Second Quarter 2020
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	1	99	units	$6,201	417,586	6.5%
Total acquisitions	1			6,201		6.5%

Development(2)
Development projects:
Seniors Housing Operating	24	3,132	units	68,525
Seniors Housing Triple-net	9	541	units	16,496
Outpatient Medical	5	509,271	sf	28,255
Total development projects	38			113,276
Expansion projects:
Seniors Housing Operating	3	114	units	1,659

Total development	41			114,935		7.6%

Loan advances(3)				2,477		10.1%
Total gross investments				123,613		7.6%

Dispositions(4)
Seniors Housing Operating	13	3,131	units	498,510	245,164	5.6%
Outpatient Medical	24	1,209,243	sf	450,480	391	5.8%
Real property dispositions	37			948,990		5.7%

Net investments (dispositions)				$(825,377)

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Pro rata amounts include joint venture real estate loans receivable.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2020
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	6	1,264	units	$168,725	193,707	4.9%
Outpatient Medical	16	505,012	sf	235,387	466	6.1%
Total acquisitions	22			404,112		5.6%

Development(2)
Development projects:
Seniors Housing Operating	27	3,442	units	136,604
Seniors Housing Triple-net	9	855	units	37,944
Outpatient Medical	6	564,271	sf	57,159
Total development projects	42			231,707
Expansion projects:
Seniors Housing Operating	4	212	units	23,790

Total development	46			255,497		7.7%

Loan advances(3)				2,477		10.1%

Total gross investments				662,086		6.4%

Dispositions(4)
Seniors Housing Operating	13	3,131	units	498,510	245,164	5.6%
Seniors Housing Triple-net	1	69	units	8,125	117,754	9.4%
Outpatient Medical	55	3,410,353	sf	1,088,250	351	5.6%
Health System	3	426	units	53,168	156,009	3.8%
Long-Term/Post-Acute Care	1	123	beds	9,146	74,357	8.0%
Real property dispositions	73			1,657,199		5.5%

Loan payoffs				9,012		7.0%
Total dispositions	73			1,666,211		5.5%

Net investments (dispositions)				$(1,004,125)

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

Property Acquisitions/Joint Ventures Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Senior Star Living	99	6480 Post Road	Dublin	Ohio	US	Columbus

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 6/30/20	Estimated Conversion

Seniors Housing Operating
New York, NY	151	—	69	82	$98,125	$91,432	3Q20
Newton, MA	85	—	43	42	15,393	7,796	3Q20
Potomac, MD	120	—	90	30	55,302	37,824	4Q20
Medina, OH	166	166	—	—	20,520	15,210	4Q20
Collierville, TN	164	164	—	—	18,949	13,758	4Q20
Staten Island, NY	95	—	45	50	21,590	9,300	1Q21
Redwood City, CA	90	—	56	34	19,465	7,109	1Q21
Fairfax, VA	84	—	51	33	16,658	5,388	1Q21
Mountain Lakes, NJ	90	—	57	33	15,063	4,586	1Q21
Franklin Lakes, NY	88	—	51	37	16,921	5,603	1Q21
Scarborough, ON	172	141	—	31	32,247	13,388	2Q21
Boynton Beach, FL	82	—	52	30	11,465	8,965	2Q21
Bellevue, WA	110	—	110	—	9,518	2,796	2Q21
Beckenham, UK	100	—	76	24	43,693	23,291	3Q21
Orange, CA	91	—	49	42	18,578	3,277	3Q21
Livingston, NJ	103	—	77	26	17,375	2,332	3Q21
White Plains, NY	132	132	—	—	59,913	16,695	4Q21
Barnet, UK	100	—	76	24	47,775	23,130	4Q21
Coral Gables, FL	91	—	55	36	18,225	3,796	4Q21
San Francisco, CA	214	11	170	33	110,905	89,541	1Q22
Hendon, UK	102	—	78	24	51,764	27,223	1Q22
Alexandria, VA	93	—	66	27	20,624	12,986	1Q22
New York, NY	528	400	92	36	149,331	31,558	2Q22
Subtotal	3,051	1,014	1,363	674	$889,399	$456,984

Seniors Housing Triple-net
Westerville, OH	102	—	82	20	$27,200	$25,092	3Q20
Edenbridge, UK	85	—	51	34	19,874	15,475	3Q20
Thousand Oaks, CA	82	—	—	82	24,763	15,281	4Q20
Droitwich, UK	70	—	45	25	15,665	13,360	4Q20
Redhill, UK	76	—	46	30	19,667	9,428	2Q21
Wombourne, UK	66	—	41	25	14,843	3,341	2Q22
Leicester, UK	60	—	36	24	13,853	3,692	2Q22
Subtotal	541	—	301	240	$135,865	$85,669

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 6/30/20	Estimated Conversion
Brooklyn, NY		140,955	100%	Yes	$105,306	$93,646	4Q20
Charlotte, NC		176,640	100%	Yes	95,703	73,877	4Q20
Charlotte, NC		104,508	100%	Yes	52,255	34,462	4Q20
Subtotal		422,103			$253,264	$201,985

Total Development Projects					$1,278,528	$744,638

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2020 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	23	3,051	7.8%	$261,694	$170,721	$432,415	$889,399
Seniors Housing Triple-net	7	541	7.3%	32,867	17,329	50,196	135,865
Outpatient Medical	3	422,103	6.5%	51,279	—	51,279	253,264
Total	33		7.5%	$345,840	$188,050	$533,890	$1,278,528

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q20 actual	$93,877	8.6%	2020 estimate	$742,512	7.5%
2Q20 actual	99,580	8.1%	2021 estimate	368,153	8.7%
3Q20 estimate	160,592	7.4%	2022 estimate	361,320	6.7%
4Q20 estimate	388,463	7.2%	Total	$1,471,985	7.6%
1Q21 estimate	89,697	9.5%
2Q21 estimate	72,897	7.9%
3Q21 estimate	79,646	9.5%
4Q21 estimate	125,913	8.1%
1Q22 estimate	183,293	7.5%
2Q22 estimate	178,027	5.8%
Total	$1,471,985	7.6%

Unstabilized Properties
	3/31/2020 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	6/30/2020 Properties	Beds / Units
Seniors Housing Operating	29	(4)	3	(1)	27	3,719
Seniors Housing Triple-net	9	(1)	2	—	10	933
Long-Term/Post-Acute Care	1	—	—	—	1	120
Total	39	(5)	5	(1)	38	4,772

Occupancy	3/31/2020 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	6/30/2020 Properties
0% - 50%	14	(1)	3	(1)	1	16
50% - 70%	14	(1)	1	—	(1)	13
70% +	11	(3)	1	—	—	9
Total	39	(5)	5	(1)	—	38

Occupancy	6/30/2020 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	16	8	$24,369	0.5%	$446,456	1.3%
50% - 70%	13	23	53,894	1.2%	438,442	1.2%
70% +	9	19	52,463	1.1%	372,395	1.1%
Total	38	17	$130,726	2.8%	$1,257,293	3.6%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 16.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$669,332	56,341	units
Seniors Housing Triple-net	401,644	24,680	units
Outpatient Medical	455,304	19,297,284	square feet
Health System	143,200	20,754	units/beds
Long-Term/Post-Acute Care	179,800	13,596	beds
Total In-Place NOI(2)	1,849,280
Incremental stabilized NOI(3)	63,067
Total stabilized NOI	$1,912,347

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	11,912,711
Secured debt(4)	3,060,768
Financing lease liabilities	107,835
Total debt	$15,081,314
Add (Subtract):
Other liabilities (assets), net(5)	$125,981
Cash and cash equivalents and restricted cash	(1,826,243)
Net obligations	$13,381,052

Other Assets
Land parcels	$193,590		Effective Interest Rate(8)
Real estate loans receivable(6)	212,645		7.7%
Non real estate loans receivable(7)	373,835		8.2%
Joint venture real estate loans receivables(9)	250,621		5.3%
Other investments(10)	6,600
Investments held for sale(11)	497,716
Development properties:(12)
Current balance	$756,750
Unfunded commitments	534,370
Committed balances	$1,291,120
Projected yield	7.5%
Projected NOI	$96,834

Common Shares Outstanding(13)	418,698
Notes:
(1) Includes $2,954,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 22 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,190,412,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$194,352
Below market tenant lease intangibles, net	42,151
Deferred taxes, net	(25,067)
Available-for-sale equity investments	(6,600)
In place lease intangibles, net	(36,218)
Other non-cash liabilities / (assets), net	3,582
Total non-cash liabilities/(assets), net	$172,200

(6) Represents $216,237,000 of real estate loans excluding development loans and net of $3,592,000 of credit allowances.
(7) Represents $451,968,000 of non-real estate loans and net of $78,133,000 of credit allowances.
(8) Average cash-pay interest rates are 7.7% and 6.0% for real estate and non-real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at June 30, 2020.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 12-13. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	2Q19	3Q19	4Q19	1Q20	2Q20
Revenues:
Seniors Housing Operating
Resident fees and services	$878,933	$803,904	$802,452	$820,828	$748,520
Interest income	—	—	36	104	88
Other income	1,387	1,347	1,915	1,058	3,978
Total revenues	880,320	805,251	804,403	821,990	752,586

Seniors Housing Triple-net
Rental income	107,220	114,419	115,717	85,409	111,749
Interest income	7,701	5,910	6,303	5,810	5,960
Other income	1,105	1,312	1,403	1,159	937
Total revenues	116,026	121,641	123,423	92,378	118,646

Outpatient Medical
Rental income	154,044	174,330	177,840	193,084	176,555
Interest income	238	358	426	466	461
Other income	161	312	1,835	409	1,679
Total revenues	154,443	175,000	180,101	193,959	178,695

Health System
Rental income	43,036	43,036	43,036	42,818	42,446
Total revenues	43,036	43,036	43,036	42,818	42,446

Long-Term/Post-Acute Care
Rental income	62,640	60,479	53,422	53,388	53,696
Interest income	9,417	9,369	8,953	8,861	9,560
Other income	173	517	473	514	(329)
Total revenues	72,230	70,365	62,848	62,763	62,927

Corporate
Other income	327	712	385	294	253
Total revenues	327	712	385	294	253

Total
Rental income	366,940	392,264	390,015	374,699	384,446
Resident fees and services	878,933	803,904	802,452	820,828	748,520
Interest income	17,356	15,637	15,718	15,241	16,069
Other income	3,153	4,200	6,011	3,434	6,518
Total revenues	$1,266,382	$1,216,005	$1,214,196	$1,214,202	$1,155,553

Property operating expenses:
Seniors Housing Operating	$607,836	$554,782	$564,895	$582,533	$573,042
Seniors Housing Triple-net	7,219	8,282	7,473	8,363	8,285
Outpatient Medical	47,894	57,272	55,915	58,533	50,855
Health System	20	20	20	20	20
Long-Term/Post-Acute Care	5,475	5,503	4,595	4,799	5,138
Total property operating expenses	$668,444	$625,859	$632,898	$654,248	$637,340

Net operating income:
Seniors Housing Operating	$272,484	$250,469	$239,508	$239,457	$179,544
Seniors Housing Triple-net	108,807	113,359	115,950	84,015	110,361
Outpatient Medical	106,549	117,728	124,186	135,426	127,840
Health System	43,016	43,016	43,016	42,798	42,426
Long-Term/Post-Acute Care	66,755	64,862	58,253	57,964	57,789
Corporate	327	712	385	294	253
Net operating income	$597,938	$590,146	$581,298	$559,954	$518,213

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale. NOI related to DownREIT's included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	June 30, 2020		June 30, 2020
Net income (loss)	$1,376,664		$159,216
Interest expense	537,355		126,357
Income tax expense (benefit)	6,811		2,233
Depreciation and amortization	1,075,261		265,371
EBITDA	$2,996,091		$553,177
Loss (income) from unconsolidated entities	(58,322)		(1,332)
Stock-based compensation(2)	24,229		7,290
Loss (gain) on extinguishment of debt, net	68,685		249
Loss (gain) on real estate dispositions, net	(1,001,001)		(155,863)
Impairment of assets	121,172		75,151
Provision for loan losses	8,494		1,422
Loss (gain) on derivatives and financial instruments, net	5,260		1,434
Other expenses(2)	46,971		19,013
Other impairment(3)	34,110		1,842
Total adjustments	(750,402)		(50,794)
Adjusted EBITDA	$2,245,689		$502,383

Interest Coverage Ratios
Interest expense	$537,355		$126,357
Capitalized interest	18,303		4,541
Non-cash interest expense	(12,761)		(1,914)
Total interest	$542,897		$128,984
EBITDA	$2,996,091		$553,177
Interest coverage ratio	5.52	x	4.29	x
Adjusted EBITDA	$2,245,689		$502,383
Adjusted Interest coverage ratio	4.14	x	3.89	x

Fixed Charge Coverage Ratios
Total interest	$542,897		$128,984
Secured debt principal amortization	57,807		15,183
Total fixed charges	$600,704		$144,167
EBITDA	$2,996,091		$553,177
Fixed charge coverage ratio	4.99	x	3.84	x
Adjusted EBITDA	$2,245,689		$502,383
Adjusted Fixed charge coverage ratio	3.74	x	3.48	x

Net Debt to EBITDA Ratios
Total debt(4)			$14,543,485
Less: cash and cash equivalents(5)			(1,766,819)
Net debt			$12,776,666
EBITDA Annualized			$2,212,708
Net debt to EBITDA ratio			5.77	x
Adjusted EBITDA Annualized			$2,009,532
Net debt to Adjusted EBITDA ratio			6.36	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Amounts relate to impairments of straight-line rent receivable deemed uncollectible.
(4) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(5) Includes IRC Section 1031 deposits, if any.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)	14,543,485	48.41%
Cash and cash equivalents(3)	(1,766,819)	(5.88)%
Net debt to consolidated book capitalization	$12,776,666	42.53%
Total equity(4)	17,263,672	57.47%
Consolidated book capitalization	$30,040,338	100.00%
Joint venture debt, net(5)	432,779
Total book capitalization	$30,473,117

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)	14,543,485	40.35%
Cash and cash equivalents(3)	(1,766,819)	(4.90)%
Net debt to consolidated undepreciated book capitalization	$12,776,666	35.45%
Accumulated depreciation and amortization	6,001,177	16.65%
Total equity(4)	17,263,672	47.90%
Consolidated undepreciated book capitalization	$36,041,515	100.00%
Joint venture debt, net(5)	432,779
Total undepreciated book capitalization	$36,474,294

Enterprise Value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)	14,543,485	40.87%
Cash and cash equivalents(3)	(1,766,819)	(4.96)%
Net debt to consolidated enterprise value	$12,776,666	35.90%
Common shares outstanding	417,302
Period end share price	51.75
Common equity market capitalization	$21,595,379	60.68%
Noncontrolling interests(4)	1,215,532	3.42%
Consolidated enterprise value	$35,587,577	100.00%
Joint venture debt, net(5)	432,779
Total enterprise value	$36,020,356

Secured Debt as % of Total Assets
Secured debt(2)	$2,619,678	7.90%
Total assets	$33,162,652

Total Debt as % of Total Assets
Total debt(2)	$14,543,485	43.86%
Total assets	$33,162,652

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$11,815,972	38.66%
Unencumbered assets	$30,562,188

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(3) Inclusive of IRC Section 1031 deposits, if any.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7,8)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(9)	% of Total	Wtd. Avg. Interest Rate
2020	$—	$—	$257,139	$33,470	$(63,755)	$226,854	1.52%	2.44%
2021	—	—	427,969	49,529	(130,619)	346,879	2.32%	3.33%
2022	—	1,010,000	444,119	34,305	(65,457)	1,422,967	9.50%	1.91%
2023	—	1,783,621	327,388	67,402	(39,353)	2,139,058	14.29%	3.02%
2024	—	1,350,000	176,366	44,077	(23,123)	1,547,320	10.33%	3.87%
2025	—	1,250,000	206,219	462,582	(34,970)	1,883,831	12.58%	3.89%
2026	—	700,000	61,309	16,820	(19,130)	758,999	5.07%	4.18%
2027	—	720,345	156,584	61,830	(43,760)	894,999	5.98%	2.96%
2028	—	1,430,295	78,862	22,713	(13,902)	1,517,968	10.14%	4.47%
2029	—	550,000	249,174	32,643	(2,439)	829,378	5.54%	3.54%
Thereafter	—	3,118,450	242,860	103,662	(59,746)	3,405,226	22.73%	4.09%
Totals	$—	$11,912,711	$2,627,989	$929,033	$(496,254)	$14,973,479	100.00%

Weighted Avg Interest Rate(10)	—	3.65%	3.09%	3.44%	2.83%	3.57%

Weighted Avg Maturity Years	—	7.9	5.1	7.7	4.7	7.5

% Floating Rate Debt	100.00%	14.22%	35.19%	20.82%	43.17%	17.35%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(9)	Investment Hedges(11)
United States	$—	$10,210,000	$1,381,301	$700,018	$(210,963)	$12,080,356	$—
United Kingdom	—	1,298,745	166,586	—	(41,646)	1,423,685	1,658,322
Canada	—	403,966	1,080,102	229,015	(243,645)	1,469,438	477,415
Totals	$—	$11,912,711	$2,627,989	$929,033	$(496,254)	$14,973,479	$2,135,737

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of June 30, 2020. The unsecured revolving credit facility matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion). Available borrowing capacity of our unsecured revolving credit facility was $3,000,000,000 as of June 30, 2020.
(3) On July 1, 2020, we extinguished $160,872,000 of our 3.75% Senior Notes due March 2023 and $265,376,000 of our 3.95% Senior Notes due September 2023.
(4) 2022 includes a $1,000,000,000 unsecured term loan. The loan matures on April 1, 2022 and bears interest at LIBOR plus 1.20%.
(5) 2023 includes a $500,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $183,621,000 USD at June 30, 2020). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(6) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $220,345,000 USD at June 30, 2020) that matures on January 15, 2027.
(7) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $680,295,000 USD at June 30, 2020). The notes mature on November 20, 2028.
(8) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $618,450,000 USD at June 30, 2020). The notes mature on December 1, 2034.
(9) Excludes operating lease liabilities of $339,589,000 and finance lease liabilities of $107,835,000 related to ASC 842 adoption.
(10) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.825%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(11) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $163,527,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis are excluded from the stable portfolio. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes and primary credit facility contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined Adjusted EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, additional other income and other impairment charges. We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	2Q19	3Q19	4Q19	1Q20	2Q20
Net income (loss)	$150,040	$647,932	$240,136	$329,380	$159,216
Loss (gain) on real estate dispositions, net	1,682	(570,250)	(12,064)	(262,824)	(155,863)
Loss (income) from unconsolidated entities	9,049	(3,262)	(57,420)	3,692	(1,332)
Income tax expense (benefit)	1,599	3,968	(4,832)	5,442	2,233
Other expenses	21,628	6,186	16,042	6,292	19,411
Impairment of assets	9,939	18,096	98	27,827	75,151
Provision for loan losses	—	—	—	7,072	1,422
Loss (gain) on extinguishment of debt, net	—	65,824	2,612	—	249
Loss (gain) on derivatives and financial instruments, net	1,913	1,244	(5,069)	7,651	1,434
General and administrative expenses	33,741	31,019	26,507	35,481	34,062
Depreciation and amortization	248,052	272,445	262,644	274,801	265,371
Interest expense	141,336	137,343	131,648	142,007	126,357
Consolidated net operating income	618,979	610,545	600,302	576,821	527,711
NOI attributable to unconsolidated investments(1)	21,518	21,957	22,031	21,150	20,871
NOI attributable to noncontrolling interests(2)	(42,559)	(42,356)	(41,035)	(38,017)	(30,369)
Pro rata net operating income (NOI)(3)	$597,938	$590,146	$581,298	$559,954	$518,213

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$752,586	$118,646	$178,695	$42,446	$62,927	$253	$1,155,553
Property operating expenses	(573,042)	(8,285)	(50,855)	(20)	(5,138)	—	(637,340)
NOI(3)	179,544	110,361	127,840	42,426	57,789	253	518,213
Adjust:
Interest income	(88)	(5,960)	(461)	—	(9,560)	—	(16,069)
Other income	(3,978)	(937)	(1,679)	—	329	(253)	(6,518)
Sold / held for sale	(3,405)	(28)	(7,707)	—	(54)	—	(11,194)
Developments / land	577	—	179	—	—	—	756
Non In-Place NOI(4)	(5,567)	(3,227)	(4,750)	(6,626)	(3,554)	—	(23,724)
Timing adjustments(5)	250	202	404	—	—	—	856
Total adjustments	(12,211)	(9,950)	(14,014)	(6,626)	(12,839)	(253)	(55,893)
In-Place NOI	167,333	100,411	113,826	35,800	44,950	—	462,320
Annualized In-Place NOI	$669,332	$401,644	$455,304	$143,200	$179,800	$—	$1,849,280

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	612	340	383	215	137	1,687
Recent acquisitions/ development conversions(6)	(34)	(8)	(113)	—	—	(155)
Under development	(23)	(6)	(1)	—	—	(30)
Under redevelopment(7)	(10)	—	(2)	—	(1)	(13)
Current held for sale	(7)	(1)	(13)	—	(2)	(23)
Land parcels, loans and sub-leases	(10)	(10)	(8)	—	(7)	(35)
Transitions(8)	(31)	(13)	—	—	(3)	(47)
Same store properties	497	302	246	215	124	1,384
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(6) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy, respectively.
(7) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(8) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	2Q19	3Q19	4Q19	1Q20	2Q20	Y/o/Y
Seniors Housing Operating
NOI	$272,484	$250,469	$239,508	$239,457	$179,544
Non-cash NOI on same store properties	(82)	(3,866)	(804)	(854)	(959)
NOI attributable to non-same store properties	(53,994)	(26,600)	(21,496)	(24,283)	(15,796)
Currency and ownership adjustments(1)	(846)	(1,353)	(1,900)	(1,710)	1,133
Other normalizing adjustments(2)	(2,083)	(56)	(1,086)	(391)	(1,317)
SSNOI(3)	215,479	218,594	214,222	212,219	162,605	(24.5)%

Seniors Housing Triple-net
NOI	108,807	113,359	115,950	84,015	110,361
Non-cash NOI on same store properties	(5,164)	(4,585)	(3,363)	21,957	(2,073)
NOI attributable to non-same store properties	(11,772)	(17,427)	(19,349)	(11,487)	(17,428)
Currency and ownership adjustments(1)	207	1,010	171	313	977
Normalizing adjustment for prior period allowance(4)	—	—	—	—	1,574
Other normalizing adjustments(2)	—	(233)	(219)	(911)	—
SSNOI	92,078	92,124	93,190	93,887	93,411	1.4%

Outpatient Medical
NOI	106,549	117,728	124,186	135,426	127,840
Non-cash NOI on same store properties	(1,903)	(1,721)	(2,337)	(1,800)	(1,057)
NOI attributable to non-same store properties	(21,077)	(32,799)	(36,083)	(49,083)	(47,581)
Currency and ownership adjustments(1)	(6,359)	(5,554)	(6,540)	(6,414)	373
Normalizing adjustment for lease termination fees(5)	(92)	—	(855)	—	(658)
Other normalizing adjustments(2)	118	—	(504)	(32)	(268)
SSNOI	77,236	77,654	77,867	78,097	78,649	1.8%

Health System
NOI	43,016	43,016	43,016	42,798	42,426
Non-cash NOI on same store properties	(7,184)	(6,858)	(6,694)	(6,670)	(6,626)
NOI attributable to non-same store properties	(517)	(520)	(522)	(100)	—
Other normalizing adjustments(2)	—	—	—	(229)	—
SSNOI	35,315	35,638	35,800	35,799	35,800	1.4%

Long-Term/Post-Acute Care
NOI	66,755	64,862	58,253	57,964	57,789
Non-cash NOI on same store properties	(3,726)	(3,698)	(3,493)	(3,232)	(3,433)
NOI attributable to non-same store properties	(20,665)	(18,542)	(11,821)	(11,260)	(11,294)
Currency and ownership adjustments(1)	27	6	5	32	84
Normalizing adjustments for lease restructuring(6)	(516)	(565)	(565)	(565)	—
Other normalizing adjustments(2)	397	271	7	—	—
SSNOI	42,272	42,334	42,386	42,939	43,146	2.1%

Corporate
NOI	327	712	385	294	253
NOI attributable to non-same store properties	(327)	(712)	(385)	(294)	(253)
SSNOI	—	—	—	—	—

Total
NOI	597,938	590,146	581,298	559,954	518,213
Non-cash NOI on same store properties	(18,059)	(20,728)	(16,691)	9,401	(14,148)
NOI attributable to non-same store properties	(108,352)	(96,600)	(89,656)	(96,507)	(92,352)
Currency and ownership adjustments(1)	(6,971)	(5,891)	(8,264)	(7,779)	2,567
Normalizing adjustments, net	(2,176)	(583)	(3,222)	(2,128)	(669)
SSNOI	$462,380	$466,344	$463,465	$462,941	$413,611	(10.5)%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.30.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(3) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements.
(4) Represents normalizing adjustment related to an allowance of prior period rent related to two Seniors Housing Triple-net leases.
(5) Represents normalizing adjustment related to lease termination fees associated with Outpatient Medical tenants.
(6) Represents normalizing adjustment related to lease restructuring associated with one Long-Term/Post-Acute lease.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada		Total
Consolidated SHO revenues	$592,693	$78,046		$102,911	$773,650
Unconsolidated SHO revenues attributable to Welltower(1)	22,102	—		20,314	42,416
SHO revenues attributable to noncontrolling interests(2)	(33,435)	(7,246)		(22,799)	(63,480)
Pro rata SHO revenues(3)	581,360	70,800		100,426	752,586
SHO interest and other income	(3,961)	(9)		(96)	(4,066)
SHO revenues attributable to sold and held for sale properties	(15,250)	—		—	(15,250)
Currency and ownership adjustments(4)	—	3,386		5,469	8,855
SHO local revenues	562,149	74,177		105,799	742,125
Average occupied units/month	30,166	2,823		12,617	45,606
REVPOR/month in USD	$6,229	$8,783		$2,803	$5,500
REVPOR/month in local currency(4)		£6,756	C$	3,688

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada			Total
	2Q19	2Q20	2Q19	2Q20	2Q19	2Q20		2Q19	2Q20
SHO SS REVPOR Growth
Consolidated SHO revenues	$721,254	$592,693	$81,691	$78,046	$112,584		$102,911	$915,529	$773,650
Unconsolidated SHO revenues attributable to WELL(1)	21,608	22,102	—	—	20,499		20,314	42,107	42,416
SHO revenues attributable to noncontrolling interests(2)	(45,214)	(33,435)	(6,932)	(7,246)	(25,170)		(22,799)	(77,316)	(63,480)
SHO pro rata revenues(3)	697,648	581,360	74,759	70,800	107,913		100,426	880,320	752,586
Non-cash revenues on same store properties	(842)	(841)	(19)	—	—		—	(861)	(841)
Revenues attributable to non-same store properties	(176,315)	(88,880)	(11,502)	(10,689)	(4,241)		(2,674)	(192,058)	(102,243)
Currency and ownership adjustments(4)	(4,962)	(4,406)	725	2,877	1,718		5,330	(2,519)	3,801
Other normalizing adjustments(5)	(1,739)	(1,828)	7	(8)	—		—	(1,732)	(1,836)
SHO SS revenues(6)	513,790	485,405	63,970	62,980	105,390		103,082	683,150	651,467
Avg. occupied units/month(7)	27,414	26,040	2,577	2,431	12,733		12,368	42,724	40,839
SHO SS REVPOR(8)	$6,264	$6,231	$8,297	$8,659	$2,767		$2,786	$5,345	$5,332
SS REVPOR YOY growth	—%	(0.5)%	—%	4.4%	—%	0.7%		—	(0.2)%

SHO SSNOI Growth
Consolidated SHO NOI	$217,392	$138,301	$19,898	$10,967	$40,922		$28,869	$278,212	$178,137
Unconsolidated SHO NOI attributable to WELL(1)	8,112	5,421	—	—	7,911		7,856	16,023	13,277
SHO NOI attributable to noncontrolling interests(2)	(11,687)	(5,233)	(860)	(385)	(9,204)		(6,252)	(21,751)	(11,870)
SHO pro rata NOI(3)	213,817	138,489	19,038	10,582	39,629		30,473	272,484	179,544
Non-cash NOI on same store properties	(83)	(939)	(2)	2	3		(22)	(82)	(959)
NOI attributable to non-same store properties	(50,269)	(14,659)	(2,814)	(914)	(911)		(223)	(53,994)	(15,796)
Currency and ownership adjustments(4)	(1,692)	(970)	198	456	648		1,647	(846)	1,133
Other normalizing adjustments(5)	(2,090)	(1,309)	7	(8)	—		—	(2,083)	(1,317)
SHO pro rata SSNOI(6)	$159,683	$120,612	$16,427	$10,118	$39,369		$31,875	$215,479	$162,605
SHO SSNOI growth		(24.5)%		-38.4%		(19.0)%			(24.5)%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$593,948		$63,339			$150,353		$807,640
Average units in service(9)		32,154		3,163			14,366		49,683
SSNOI/unit in USD		$18,472		$20,025			$10,466		$16,256
SSNOI/unit in local currency(4)				£15,404		C$	13,771
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 16 & 23 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.30.
(5) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(6) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 23 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the duration and scope of the COVID-19 pandemic; the impact of the COVID-19 pandemic on occupancy rates and on the operations of Welltower and its operators/tenants; actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting Welltower’s properties and the operations of Welltower and its operators/tenants; the effects of health and safety measures adopted by Welltower and its operators/tenants related to the COVID-19 pandemic; increased operational costs as a result of health and safety measures related to COVID-19; the impact of the COVID-19 pandemic on the business and financial condition of operators/tenants and their ability to make payments to Welltower; disruptions to Welltower's property acquisition and disposition activity due to economic uncertainty caused by COVID-19; general economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain Welltower’s qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated August 5, 2020 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

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www.welltower.com

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